UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2024

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2024 (the “Effective Date”), MKS Instruments, Inc., a Massachusetts corporation (the “Company”), entered into the Second Amendment to Credit Agreement (the “Refinancing Amendment”), which amends the Credit Agreement, dated as of August 17, 2022, by and among the Company, the lenders and letter of credit issuers party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended from time to time, including by the First Amendment to Credit Agreement, dated October 3, 2023, and by the Refinancing Amendment, the “Credit Agreement”). Pursuant to the Refinancing Amendment, the Company (i) borrowed additional U.S. Dollar senior secured tranche B term loans (the “Incremental USD Tranche B Loans”) in an aggregate principal amount of $490 million, (ii) borrowed additional Euro senior secured tranche B term loans (the “Incremental Euro Tranche B Loans” and together with the Incremental USD Tranche B Loans, the “Incremental Tranche B Loans”) in an aggregate principal amount of €250 million and (iii) used a portion of the proceeds of the Incremental Tranche B Loans to prepay the Company’s senior secured tranche A term loans in full in an aggregate principal amount of $744 million. Remaining proceeds of the Incremental Tranche B Loans were used to pay fees and expenses in connection with the Refinancing Amendment and will be used for working capital and general corporate purposes. The Incremental USD Tranche B Loans and the Incremental Euro Tranche B Loans have identical terms to the Company’s existing U.S. Dollar senior secured tranche B term loans and Euro senior secured tranche B term loans (collectively, the “Existing Tranche B Loans” and together with the Incremental Tranche B Loans, the “Tranche B Loans”), respectively, under the Credit Agreement. Additionally, pursuant to the Refinancing Amendment, the 1.00% prepayment premium applicable to any Tranche B Loans prepaid in connection with certain repricing transactions was extended for a period of six months following the Effective Date. The Incremental Tranche B Loans were issued with original issue discount of 0.25%. In connection with the execution of the Refinancing Amendment, the Company paid customary fees and expenses to JPMorgan Chase Bank, N.A.

The foregoing description of the Refinancing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Refinancing Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 22, 2024, the Company issued a press release announcing the execution of the Refinancing Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of January 22, 2024, by and among MKS Instruments, Inc., as parent borrower, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and each lender party thereto

99.1	Press Release dated January 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2024

MKS Instruments, Inc.

By:	/s/ Kathleen F. Burke
Name:	Kathleen F. Burke
Title:	Executive Vice President, General Counsel & Secretary